UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2025
Designer Brands Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, without par value	DBI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2025, the Board of Directors (the "Board") of Designer Brands Inc. (the "Company") increased the authorized number of directors constituting the Board from eleven to twelve and designated the newly-created vacant director position as Class II, all in accordance with and as permitted by the Company’s Amended and Restated Code of Regulations.

Also on November 20, 2025, the Board appointed Deborah Ferrée, the Company’s Vice Chair and Chief Product Officer, as a Class II director of the Board to fill the newly-created vacancy, effective immediately. As a Class II director, Ms. Ferrée will serve on the Board until the Company’s 2027 Annual Meeting of Shareholders and until her successor is duly elected and qualified. Ms. Ferrée’s role as the Company’s Vice Chair and Chief Product Officer will not change in connection with her appointment as a director.

Ms. Ferrée’s biographical information is included in the Company’s Definitive Proxy Statement for its 2025 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on May 5, 2025 (the “Proxy Statement”) and incorporated herein by reference. There were no changes to Ms. Ferrée’s compensation arrangements in connection with her appointment as a director, and her existing compensatory terms, as previously disclosed in the Company’s Definitive Proxy Statement, remain in effect. There is no arrangement or understanding between Ms. Ferrée or any other person pursuant to which she was selected as a director of the Company. There are no family relationships between Ms. Ferrée and any director or executive officer of the Company, and the Company has not entered into any transactions with Ms. Ferrée that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On November 20, 2025, the Board approved a quarterly cash dividend of $0.05 per share of the Company’s Class A and Class B common shares. The dividend will be paid on December 19, 2025 to shareholders of record as of the close of business on December 5, 2025. As it is customary, details regarding the record and payment dates for any future quarterly dividends will be announced at the time such dividends are declared by the Board.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Designer Brands Inc.
		By:	/s/ Lisa M. Yerrace
Lisa M. Yerrace
Senior Vice President, General Counsel and Corporate Secretary

Date:	November 26, 2025